EXHIBIT 21.1

DRIVE SHACK INC. SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation/Organization
1	IMPAC Commercial Assets Corporation	California
2	IMPAC Commercial Capital Corporation	California
3	IMPAC Commercial Holdings, Inc.	Maryland
4	NCT Holdings LLC	Delaware
5	Newcastle CDO V Corp.	Delaware
6	Newcastle CDO V Holdings LLC	Delaware
7	Newcastle CDO V, Limited	Cayman Islands
8	Newcastle CDO VI Corp.	Delaware
9	Newcastle CDO VI Holdings LLC	Delaware
10	Newcastle CDO VI, Limited	Cayman Islands
11	Newcastle CDO VIII 1, Limited	Cayman Islands
12	Newcastle CDO VIII 2, Limited	Cayman Islands
13	Newcastle CDO VIII Holdings LLC	Delaware
14	Newcastle CDO VIII LLC	Delaware
15	Newcastle CDO IX 1, Limited	Cayman Islands
16	Newcastle CDO IX Holdings LLC	Delaware
17	Newcastle CDO IX LLC	Delaware
18	Newcastle Mortgage Securities LLC	Delaware
19	Newcastle Mortgage Securities Trust 2006-1	Delaware
20	Newcastle Mortgage Securities Trust 2007-1	Delaware
21	NIC CRA LLC	Delaware
22	NIC OTC LLC	Delaware
23	NIC SF LLC	Delaware
24	NIC Management LLC	Delaware
25	NIC SN LLC	Delaware
26	Xanadu Asset Holdings LLC	Delaware
27	CDO VIII Repack Limited	Cayman Islands
28	NCT 2013 – VI Funding Ltd.	Cayman Islands
29	NCT 2013-VI Funding Investors LLC	Delaware
30	American Golf Group Holdings LLC	Delaware
31	Tower A LLC	Delaware
32	Tower C LLC	Delaware
33	Vineyards Holdings LLC	Delaware
34	American Golf Partners LLC	Delaware
35	NGP Realty Sub GP, LLC	Delaware
36	NGP Realty Sub, L.P.	Delaware
37	AGC Mezzanine Pledge LLC	Delaware
38	New AGC LLC	Delaware
39	American Golf Corporation	Delaware
40	American Golf of Atlanta	Georgia
41	CW Golf Partners LP	California

	Subsidiary	Jurisdiction of Incorporation/Organization
42	Golf Enterprises Inc.	Kansas
43	Persimmon Golf Club LLC	Delaware
44	Newcastle 2014-MH1 Property Owner LLC	Delaware
45	Drive Shack Holdings LLC	Delaware
46	NIC Taberna LLC	Delaware
47	AG Los Coyotes LLC	California
48	AGC Field Operations LLC	Delaware
49	AGC Realty LLC	Delaware
50	AG CA Leasing LLC	Delaware
51	AG FL Leasing LLC	Delaware
52	Drive Shack Orlando LLC	Delaware
53	American Golf of Glendale Inc.	California